UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2017

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 28, 2017, Noble Energy, Inc. (Noble Energy, we, us or our) closed the previously announced sale of our upstream assets in northern West Virginia and southern Pennsylvania (the Upstream Marcellus Assets Sale) to HG Energy II Appalachia, LLC. The purchase price of $1.125 billion is subject to customary closing price adjustments. An additional contingent amount of $100 million, structured as three separate payments of $33.3 million, is payable to us should the average annual price realization at Dominion South exceed $3.30 per million Btu in the individual annual periods from 2018 through 2020. Estimated total proved reserves associated with the divested properties were approximately 253 MMBoe (comprised of 192 MMBoe of proved developed and 61 MMBoe of proved undeveloped reserves) as of December 31, 2016 and associated sales volumes were 72 MBoe per day during first quarter 2017. We expect to use proceeds from the transaction to pay down debt under our unsecured revolving credit facility.
The foregoing description of the related purchase and sale agreement for the Upstream Marcellus Assets Sale is qualified in its entirety by reference to such agreement, which was filed on May 5, 2017 with the Securities and Exchange Commission as Exhibit 2.1 to our current report on Form 8-K and is incorporated herein by reference.
The unaudited pro forma financial information required by Item 9.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 7.01 Regulation FD.
On June 28, 2017, Noble Energy issued a press release announcing that it had completed the Upstream Marcellus Assets Sale. A copy of our press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed combined consolidated balance sheet data at March 31, 2017 has been prepared to give effect to the Upstream Marcellus Assets Sale as if it was completed on March 31, 2017. The selected unaudited pro forma condensed combined consolidated statement of operations data for the three months ended March 31, 2017 and year ended December 31, 2016 have been prepared to give effect to the Upstream Marcellus Assets Sale as if it had been completed on January 1, 2016. In addition, our unaudited pro forma financial information has been prepared to include the effects of our acquisition of Clayton Williams Energy Inc., which was completed on April 24, 2017. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2017, and the unaudited proforma condensed combined consolidated statement of operations for the three months ended March 31, 2017 and year ended December 31, 2016 are filed as exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

2.1
Purchase and Sale Agreement between Noble Energy, Inc. and HG Energy II Appalachia, LLC dated May 1, 2017 (filed as Exhibit 2.1 to our Current Report on Form 8-K (Date of Report: May 1, 2017) filed on May 5, 2017 and incorporated herein by reference).

99.1	Press release issued by Noble Energy, Inc., dated June 28, 2017.
99.2
Unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2017 of Noble Energy, Inc. and the unaudited pro forma condensed combined consolidated statement of operations of Noble Energy, Inc. for the three months ended March 31, 2017 and year ended December 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	June 30, 2017	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1
Purchase and Sale Agreement between Noble Energy, Inc. and HG Energy II Appalachia, LLC dated May 1, 2017 (filed as Exhibit 2.1 to our Current Report on Form 8-K (Date of Report: May 1, 2017) filed on May 5, 2017 and incorporated herein by reference).

99.1	Press release issued by Noble Energy, Inc., dated June 28, 2017.
99.2
Unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2017 of Noble Energy, Inc. and the unaudited pro forma condensed combined consolidated statement of operations of Noble Energy, Inc. for the three months ended March 31, 2017 and year ended December 31, 2016.